UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014 tw telecom inc.

(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-34243 (Commission File Number)	84-1500624 (IRS Employer Identification Number)
10475 Park Meadows Drive Littleton, Colorado 80124 (Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 566-1000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On October 28, 2014, tw telecom inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 15, 2014, as amended from time to time, by and among Level 3 Communications, Inc. (“Level 3”), Saturn Merger Sub 1, LLC (“Merger Sub”), Saturn Merger Sub 2, LLC, and the Company.  The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Level 3 (the “Merger”).

As of September 2, 2014, the record date for the Special Meeting, there were 138,083,317 shares of the Company’s common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting.  At the Special Meeting, a total of 120,667,736 shares of the Company’s common stock, representing approximately 87.39% of the outstanding shares entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1)	The approval and adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, including the Merger;

(2)
The approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable; and

(3)
The approval of the continuation, adjournment or postponement of the Special Meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement.

All of the proposals were approved by the requisite vote of the Company’s stockholders.  The final voting results for each proposal are described below.  For more information on each of these proposals, see the Joint Proxy Statement/Prospectus for the Special Meeting, filed with the U.S. Securities and Exchange Commission on September 26, 2014.

1. Proposal to approve and adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger:

For	Against	Abstain	Broker-Non-Votes
119,044,561	73,153	1,550,022	0

2.    Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable:

For	Against	Abstain	Broker-Non-Votes
105,091,268	14,016,135	1,560,333	0

3.    Proposal to approve the continuation, adjournment or postponement of the Special Meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement:

For	Against	Abstain	Broker-Non-Votes
111,888,524	6,104,266	2,674,946	0

Although Proposal 3 was approved, adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement and the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.
	By:	/s/ Tina Davis
	Name:	Tina Davis
	Title:	Senior Vice President, General Counsel and Secretary
October 28, 2014